U.S. SECURITIES AND EXCHANGE
 COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): December 12, 2016 (December 9, 2016)
Concierge Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-38838	95-4442384
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

29115 Valley Center Rd., K-206
Valley Center, CA 92082
(866) 800-2978

(Address and telephone number of registrant's principal
executive offices and principal place of business)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 9, 2016 (the “Closing”), Concierge Technologies, Inc. (the “Company”), a Nevada corporation, completed the closing of that certain Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company and Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”) and each of the shareholders of Wainwright common stock (the “Wainwright Sellers”), dated September 19, 2016, pursuant to which the Wainwright Sellers agreed to sell, and the Company agreed to purchase : (i) 1,940 shares of Wainwright common stock, par value $0.01 per share, (the “Wainwright Common Stock”), which represents all of the issued and outstanding Wainwright Common Stock, in exchange for: (i) 818,799,976 shares of Company Common Stock, and (ii) 9,354,119 shares of Company Preferred Stock (which preferred shares are convertible into 187,082,377 shares of Company Common Stock) (the foregoing (i) and (ii) referred to collectively as the “Concierge Shares”), subject to the terms and conditions as provided for in the Purchase Agreement (the “Transaction”).

As of September 19, 2016, the date of the Agreement, the Wainwright Common Stock held by the Wainwright Sellers executing the Agreement represented approximately 97% of the issued and outstanding Wainwright Common Stock. The Agreement provides that, subject to certain conditions, the Company was to offer the remaining holders of Wainwright Common stock the opportunity to become a party to the Agreement and sell their shares of Wainwright Common Stock held by them on the terms set forth in the Agreement. Following the filing of the Company’s Definitive Information Statement on November 18, 2016, before the Closing and only after providing additional information to the remaining holders of Wainwright Common Stock, the Company offered those holders the opportunity to become a party to the Agreement. Prior to the Closing, the remaining holders of Wainwright Common Stock (approximately 3% of the issued and outstanding Wainwright Common Stock) signed Joinder Agreements whereby the remaining holders agreed to become “Wainwright Sellers” for purposes of the Agreement. The Joinder Agreements are attached hereto as Exhibit 10.2 and incorporated herein by this reference.

All defined terms not otherwise defined herein shall have the meaning as set forth in the Purchase Agreement.

The conditions to the Closing of the Transaction as described in Articles VIII and IX of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 20, 2016, which is incorporated herein by reference, have been fully satisfied. As such, the Transaction closed on December 9, 2016 (the “Closing Date”). As a result of the transaction, all of the shareholders of Wainwright became shareholders of the Company.

Entry into the Transaction was approved by the Board of Directors (the “Board”) of the Company and by a majority of the Company’s shareholders by written consent effective September 19, 2016, subject to the filing of an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) with the Securities and Exchange Commission (the “SEC”).  The Definitive Information Statement was filed on November 18, 2016 and on the same day was mailed to all the Company’s shareholders of record.  Per SEC rules, the Transaction could not close until twenty (20) days after mailing of the Definitive Information Statement to the Concierge shareholders.  As a result, the Transaction closed on December 9, 2016, following all parties’ compliance with the closing conditions set forth in the Purchase Agreement.

The foregoing description of the Transaction and the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 20, 2016, which is incorporated herein by reference.

Item 2.01        Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02        Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01        Other Events.

On December 12, 2016, the Company issued a press release announcing the Closing of the Transaction between the Company and Wainwright. The press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(b) Pro forma financial information.

The pro forma financial information required by this item is contained in (i) Exhibit 99.2 to this Current Report on Form 8-K, incorporated herein by reference, and (ii) the historical audited annual financials and reviewed interim period financial statements of both the Company and Wainwright as included with the Company’s Definitive Information Statement on Schedule 14C filed on November 18, 2016, which is incorporated herein by this reference.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated September 19, 2016, by and between Wainwright Holdings, Inc. and Concierge Technologies, Inc. (1)
10.2	Joinder Agreements (2)
99.1	Unaudited condensed consolidated financial statements of Wainwright Holdings, Inc., as of and for the three and nine month periods ended September 30, 2016 and 2015 (2)
99.2	Unaudited Combined Condensed Consolidated Pro Forma Balance Sheet and Statement of Operations for Concierge Technologies, Inc., as of and for the three months ended September 30, 2016 (2)
99.3	Press Release of Concierge Technologies, Inc., dated December 12, 2016. (2)

(1) Previously filed as exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 20, 2016, and incorporated herein by this reference.

(2) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016	CONCIERGE TECHNOLOGIES, INC.

	By:	/s/ Nicholas Gerber
Nicholas Gerber, Chief Executive Officer

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